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                                 EXHIBIT 10.5


                           PATTERSON DENTAL COMPANY

                           CAPITAL ACCUMULATION PLAN


SECTION 1.  Purpose of the Plan.

     The name of this plan is PATTERSON DENTAL COMPANY CAPITAL ACCUMULATION PLAN (the "Plan"). The purpose of the Plan is to enable PATTERSON DENTAL COMPANY (the "Company") and its Subsidiaries to attract, retain and motivate officers and other key employees, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership of stock in the Company on the part of such personnel. The Plan provides incentives to participating officers and other key employees which are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

SECTION 2.  Definitions.

     For purposes of the Plan, capitalized terms not otherwise defined herein shall have the meanings set forth below:

     (a)  "Board" means the Board of Directors of the Company.

     (b) "Cause" means termination by the Company or a Subsidiary of a Participant's employment upon (i) the willful and continued failure by such Participant to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to such Participant by the Board, which demand specifically identifies the manner in which the Board believes that such Participant has not substantially performed his duties, or (ii) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise, including a violation of Company policies as set forth in the Company's Policy and Procedure Manual, as the same may be amended from time to time, or policies adopted from time to time by the Company for officers and key employees and communicated in writing to Participants. For purposes of this Subsection, no act, or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted to be done, by such Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or a Subsidiary.

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Committee" means the Compensation Committee of the Board, appointed by the Board from among its members and shall consist of not less than three members thereof who are and shall remain Committee members only so long as they remain "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), as amended.

     (e) "Disability" means permanent and total disability as determined under any Company sponsored long-term disability plan or insurance program.

     (f) "Eligible Employee" means an employee of the Company or any Subsidiary as described in Section 3.

     (g) "Event of Acceleration" means the date upon which any of the following events occurs:

          (i) The Company acquires actual knowledge that any Person other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company or a Subsidiary has acquired the beneficial ownership (determined as provided in Rule 13d-3 under the Exchange Act in effect on

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     such date), directly or indirectly, of securities of the Company entitling such Person to 30% or more of the voting power of the Company; or

          (ii) A tender offer is made to acquire securities of the Company entitling the holders thereof to 30% or more of the voting power of the Company; or

          (iii) A solicitation subject to Rule 14a-11 under the Exchange Act (or any successor Rule) relating to the election or removal of 50% or more of the members of the Board or any class of the Board shall be made by any Person other than the Company or less than 51% of the members of the Board shall be Continuing Directors; or

          (iv) The shareholders of the Company shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction, a majority of the voting power of (a) in the case of a merger or consolidation, the surviving or resulting corporation; (b) in the case of a share exchange, the acquiring corporation; or (c) in the case of division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation, which, immediately following the transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction.

     (h) "Participant" means an Eligible Employee selected by the Committee, pursuant to the Committee's authority in Section 6, to receive an award of Restricted Stock.

     (i) "Related Employment" means the employment of an individual by an employer which is neither the Company nor a Subsidiary provided (i) such employment is undertaken by the individual at the request of the Company or a Subsidiary, (ii) immediately prior to undertaking such employment, the individual was an officer or employee of the Company or a Subsidiary, or was engaged in Related Employment as herein defined and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for purposes of this Plan. The death or Disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of Disability had occurred while the individual was an officer or employee of the Company or a Subsidiary.

     (j) "Restricted Stock" means an award of shares of Stock that is subject to the restrictions set forth in Section 5.

     (k) "Restricted Stock Award" means an award of common stock equal to that portion of a Participant's annual compensation subject to the Plan, divided by the fair market value of a share of Restricted Stock, determined in accordance with Section 5(a).

     (l) "Retirement" means retirement of a Participant from active employment with the Company or any Subsidiary on or after a Participant's 65th birthday.

     (m) "Stock" means the common stock of the Company.

     (n) "Subsidiary" means any corporation (other than the Company) 50% or more of the total combined voting power of all classes of stock of which is owned, directly or indirectly, by the Company.

SECTION 3.  Eligibility and Participation.

     Officers and other key employees of the Company or its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the Company or its Subsidiaries shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Employees. An Employee selected by the Company shall affirmatively elect to participate in the Plan. A Participant may, on or before the first day of any fiscal quarter of the Company, elect to cease participation in the Plan, whereupon such participation shall be deemed to have been discontinued as of such first day of the fiscal quarter following the date such notice was given to the Company. Notice by a Participant to cease participation in the Plan shall be given in writing by a Participant and shall be deemed given to the Company only when received by the Company at its principal

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executive offices.  Compensation subject to a Restricted Stock Award paid or payable to a Participant for the period prior to the date on which participation in the Plan ceases shall be payable in Restricted Stock and shall not be subject to refund, except as otherwise provided herein.

SECTION 4.  Amount and Form of Awards.

     (a) Awards of Restricted Stock under the Plan shall be determined by the Committee in its discretion. Awards will be made in lieu of cash payments of a percentage of the Participant's annual compensation and will be granted at such time as the Committee may in its sole discretion determine, and the Committee may also in its sole discretion provide for alternative methods for grants of awards.

     (b) The maximum number of shares of Stock which may be issued under the Plan, as Restricted Stock shall be not more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 7, and such shares may be authorized but unissued shares, or previously issued shares reacquired by the Company, or both. In the event Restricted Stock is forfeited prior to the end of the period during which the restrictions on Restricted Stock expire, the shares of Stock called for by such award of Restricted Stock will become available for future awards.

SECTION 5.  Restricted Stock.

     (a) A Restricted Stock Award made to a Participant under the Plan will be determined and approved by the Committee. In order to reflect the impact of the restrictions on the value of the Restricted Stock, as well as the possibility of forfeiture of Restricted Stock, the fair market value of Stock shall be discounted at a rate of 25% in determining the number of shares of Restricted Stock to be awarded. The Committee may, when it deems appropriate, and in its sole discretion, provide for an alternative discount rate. For purposes of this Plan, the fair market value of Restricted Stock purchased pursuant to an award will be the average of the Stock's closing sale prices on the NASDAQ Stock Market for the one year period (or such lesser period of time as the Committee may specify) following the Restricted Stock Award specified by the Committee for payment of the Restricted Stock Award. The dollar value of an award will be divided by the discounted market value per share to determine the number of shares of Restricted Stock in an award. The value of fractional shares will be paid in cash.

     (b) A Participant shall not have any rights with respect to an award, unless or until such Participant has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company, within a period of 60 days after the date of the award (or such shorter period after the date of the award as the Committee may specify). The amount of a Restricted Stock Award shall be paid by payroll deduction from a Participant's compensation over a one-year period or such lesser period as the Committee shall specify. Each Participant who is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of such shares of Restricted Stock. A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence an award of shares of Restricted Stock to a Participant where no certificate is issued in the name of the Participant. Such Company records shall, absent manifest error, be binding on the Participants. Each certificate, if any, registered in the name of a Participant shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

               The transferability of the certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of Patterson Dental Company Capital Accumulation Plan and a Restricted Stock Award Agreement entered into between the registered owner and Patterson Dental Company. Copies of such Plan and Agreement are on file in the offices of Patterson Dental Company.

The Committee shall require that any stock certificate issued in the name of a Participant evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of such issuance of a certificate for Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate.

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     (c)  The shares of Restricted Stock issued pursuant to a Restricted Stock
Award shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of the Plan and the Restricted Stock Award Agreements, during the three-year period (together with any extensions thereof approved as provided herein) commencing on the date of the Restricted Stock Award (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. The Committee may, in its sole discretion,
     (x) initially provide for an alternative Restricted Period or alter the three-year Restricted Period for a previously granted award (provided that the Committee may not extend the Restricted Period for a previously granted award without the Participant's written consent), (y) during any extension of such Restricted Period, provide for alternative restrictions (provided that nothing contained in this clause shall grant the Committee any additional powers under the Plan with respect to awards granted to or to be granted to persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended), and (z) provide for the lapse of any such restrictions in installments and accelerate or waive any such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its sole discretion, including, but not limited to, the Participant's Retirement, termination, death or Disability.

          (ii) Unless the Committee in its sole discretion shall determine otherwise at or prior to the time of the grant of any award, the Participant shall have the right to vote his shares of Restricted Stock during the Restricted Period. The Participant shall have the right to receive any regular dividends on such shares of Restricted Stock. The Committee shall in its sole discretion determine the Participant's rights with respect to extraordinary dividends on the shares of Restricted Stock, including, but not limited to, dividends payable in the common stock of the Company.

          (iii) Certificates for shares of Restricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire (or such earlier time as the restrictions may lapse in accordance with paragraph (c)(i) of this Section 5) without forfeiture in respect of such shares of Restricted Stock.

     (d) Subject to the provisions of paragraph (c)(i) of this Section 5, the following provisions shall apply to a Participant's shares of Restricted Stock prior to the end of the Restricted Period relating thereto (including extensions thereof and Related Employment):

          (i) Upon the death or Disability of a Participant, the restrictions on his or her Restricted Stock shall immediately lapse.

          (ii) If, prior to reaching age 55, a Participant voluntarily terminates employment, such Participant shall forfeit his or her Restricted Stock.

          (iii) If, on or after the date a Participant has reached age 55, a Participant's employment is voluntarily terminated prior to Retirement, such Participant shall forfeit his or her Restricted Stock, but shall be entitled to receive in lieu thereof, on the first anniversary of such termination, provided he or she has not taken employment in competition with the Company, a cash payment equal to the portion of his or her compensation that had been paid in the form of such forfeited Restricted Stock, together with interest thereon at a rate to be determined from time to time by the Committee.

          (iv) If a Participant is involuntarily terminated without cause prior to Retirement, such Participant shall forfeit his or her Restricted Stock, but shall be entitled to receive in lieu thereof a cash payment equal to the portion of his or her compensation that had been paid in the form of such forfeited Restricted Stock, together with interest thereon at a rate to be determined from time to time by the Committee.

          (v) If a Participant's employment is involuntarily terminated for Cause prior to such Participant's 65th birthday, he or she shall forfeit his or her Restricted Stock, and no cash payment shall be made in respect thereto or in lieu thereof.

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          (vi) If employment of a Participant terminates upon Retirement, he or she shall receive his or her Restricted Stock upon expiration of the Restricted Period.

     (e) Notwithstanding any other provision contained in the Plan, in case any Event of Acceleration occurs, the Restricted Period applicable to any Restricted Stock Award shall be deemed to have expired and lapsed.

SECTION 6.  Administration.

     The Plan shall be administered by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

     The Committee shall have the power and authority to grant Restricted Stock awards to Participants, pursuant to the terms of the Plan. In particular, the Committee shall have the authority:

          (i) to select those employees of the Company and its Subsidiaries who are Eligible Employees;

          (ii) to determine whether and to what extent Restricted Stock awards shall be granted to Participants hereunder;

          (iii) to determine the number of shares of Stock to be covered by each such award granted hereunder;

          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder; and

          (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instructions evidencing Restricted Stock.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

SECTION 7.  Adjustments upon a Change in Common Stock.

     In the event of any change in the outstanding Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar events if such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 4(b), such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

SECTION 8.  Amendment and Termination.

     The Plan may be amended or terminated at any time and from time to time by the Board, but no amendment which increases the aggregate number of shares of Stock which may be issued pursuant to the Plan (except as provided in Section 7) shall be effective unless and until the same is approved by the shareholders of the Company. Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Participant with respect to any Restricted Stock award theretofore made without such Participant's written consent.

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SECTION 9. General Provisions.

     (a) All certificates for shares issued pursuant to Restricted Stock awards may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

     (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

     (c) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     (d) A Participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such Participant.

     (e) The Company and its Subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Stock upon the lapse of restrictions on Restricted Stock that the Participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares. Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld may be made in whole or in part by an election by a Participant, in accordance with rules adopted by the Committee from time to time to have the Company withhold Stock otherwise issuable pursuant to the Plan having a fair market value equal to such tax liability.

SECTION 10. Effective Date of Plan.

     The Plan shall be effective on the date it is adopted by the Board, subject to the approval of stockholders.

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